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TABLE OF CONTENTS
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NOTICE TO CONTRACTHOLDERS					Insert

CONTRACT DATA PAGE						Insert

DEFINITIONS
	Accumulation Phase					1
	Accumulation Unit					1
	Annuitant						1
	Annuity Date						1
	Annuity Unit						1
	Beneficiary						1
	Contract						1
	Contract Year						1
	Income Phase						1
	IRC							1
	Owner							1
	Portfolios						1
	Purchase Payment					1
	Separate Account					1

THE ANNUITY CONTRACT
	ABOUT THE CONTRACT					2
	OWNER							2
	ANNUITANT						2
	BENEFICIARY						3
		Change of Beneficiary				3

PURCHASE PAYMENT PROVISIONS
	PURCHASE PAYMENTS					4
	ALLOCATION OF PURCHASE PAYMENTS				4
	ACCUMULATION UNITS					4

INVESTMENT OPTIONS
	PORTFOLIOS						6
		Substitution of Shares				6
	CONTRACT VALUE						6
	TRANSFERS						6
		Limits on Excessive Transfers			6
CHARGES
	INSURANCE CHARGES					7
		Mortality and Expense Risk Charge		7
		Asset-Related Administration Charge		7
		Family Discount 				7
	ANNUAL ADMINISTRATION MAINTENANCE CHARGE		8
	SURRENDER CHARGE					8
	WAIVER OF SURRENDER CHARGE UPON CONFINEMENT:
	  PROVISIONS AND RESTRICTIONS				8
	WITHDRAWAL CHARGE					9
	TRANSFER CHARGE						9
	PREMIUM TAXES						9
	INCOME OR OTHER TAXES					9
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WITHDRAWAL PROVISIONS
	WITHDRAWALS						10
		Repetitive Withdrawals				10

ANNUITY PAYMENT PROVISIONS
	ANNUITY OPTIONS						11
		Life Annuity					11
		Life Annuity with Guaranteed Period		11
		Joint and Survivor Life Annuity			11
		Automatic Option				11
	ANNUITY PAYMENTS					12
		Fixed Annuity Payments				12
		Variable Annuity Payments			12
		Changing Portfolio Elections after
		  the Annuity Date				13

DEATH BENEFIT PROVISIONS
	DEATH OF ANNUITANT Prior to the Annuity Date		14
	DEATH OF OWNER Prior to the Annuity Date		14
             	Guaranteed Minimum Death Benefit		14
	     	Calculation of Death Benefit			14
		Limitation on Death Benefit			15
		Payment of Death Benefit			15
	DEATH OF ANNUITANT On or After the Annuity Date		16
	DEATH OF OWNER On or After the Annuity Date		16

GENERAL PROVISIONS
	ACCOUNT STATEMENTS					17
	ASSIGNMENT OF BENEFITS					17
	COMMUNICATIONS						17
	ESSENTIAL DATA						17
	EVIDENCE OF SURVIVAL					17
	INCONTESTABILITY					17
	JURISDICTION						17
	MISSTATEMENT OF AGE OR SEX				18
	NONPARTICIPATION					18
	SEPARATE ACCOUNT					18
	STATE REQUIRED BENEFITS					18
	SUSPENSION OF ANNUITY PAYMENTS,
	  WITHDRAWALS, OR TRANSFERS				18
	TERMINATION OF CONTRACT					18
	THE CONTRACT						18
	VOTING RIGHTS						19
ANNUITY PURCHASE RATE TABLES
	VARIABLE ANNUITY PURCHASE RATE TABLE			20
	FIXED ANNUITY PURCHASE RATE TABLE			21

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				DEFINITIONS
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Accumulation Phase	The period between the date we allocate your first
			Purchase Payment and the Annuity Date.

Accumulation Unit	A measurement used to calculate the value of a
			Portfolio during the Accumulation Phase.

Annuitant		The natural person(s) on whose life/lives annuity
			payments are based. You are the Annuitant unless you designate someone else before the Annuity Date.

Annuity Date		The date annuity payments begin under an annuity option.

Annuity Unit		A measurement used to calculate variable annuity
			payments during the Income Phase.

Beneficiary		The person(s) named by the Owner and joint Owner, if
			any, to receive any death benefit payable in accordance with the provisions of this Contract.

Contract		This Flexible Premium Deferred Variable Annuity.



Contract Year		A 12-month period starting on the contract date shown
			on your contract data page and each anniversary of that date.

Income Phase		The period beginning on the Annuity Date during which
			the payee receives annuity payments.

IRC			The Internal Revenue Code of 1986, as amended.

Owner			The person(s) or entity(ies) named on the contract
			application. The Owner has all ownership rights under this Contract.

Portfolios		The variable investment options available under the
			Contract.

Purchase Payment	An amount paid to Symetra for allocation under this
			Contract, less any premium tax due at the time this payment is made.

Separate Account	A segregated asset account established under Washington
			law and shown on the contract data page.

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				THE ANNUITY CONTRACT
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ABOUT THE CONTRACT	This Contract is an agreement between Symetra and you,
			the Owner, where we promise to pay an income in the form of annuity payments, beginning on the date you select, or a death benefit. When you are investing money, your Contract is in the Accumulation Phase.
			Once you begin receiving annuity payments, your Contract is in the Income Phase.

			You purchased this Contract with the initial Purchase Payment you paid, and the Contract became effective on the contract date, shown on your contract data page.

			The Contract is called a variable annuity because you allocate money among Portfolios available within the Separate Account. The investment performance of the Portfolio(s) you select may be positive or negative and affects the value of your Contract and the amount of any variable annuity payments.


OWNER	     		The Owner is shown on the application, unless changed.
			On the contract date, the Owner must not have been older than the maximum issue age shown on the contract data page. The Owner may exercise all ownership rights under this Contract.

			If this Contract is owned by joint Owners, they must jointly exercise their ownership rights, unless we are directed otherwise by both joint Owners in writing. On the contract date, each joint Owner must not have been older than the maximum issue age shown on the contract data page. An Owner who is a non-natural person (for example, a corporation or a trust) may not name a joint Owner.

			You may change the Owner or joint Owner by sending us a signed and dated request. If you designate someone else as Owner, that person must not have been older than the maximum issue age on the contract date. Unless you specify otherwise, a change in ownership is effective as of the date you signed the notice of change, subject to any payments made or actions we may take prior to receipt of the notice.

ANNUITANT		The Annuitant is/are the person(s) on whose life/lives
			annuity payments are based. You are the Annuitant unless you designate someone else before the Annuity
			Date. If you designate someone else as Annuitant, that person must not be older than the maximum issue age on the contract date and the maximum annuitization age when annuity payments begin. The maximum issue age and the maximum annuitization age are shown on the contract data page.

			An Owner who is a non-natural person may not change the Annuitant.



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BENEFICIARY		The Beneficiary receives any death benefit payable in
			accordance with the provisions of this Contract. You initially name your Beneficiaries on the contract application.

  Change of Beneficiary	You may change your Beneficiary designation at any
			time by sending us a signed and dated request. However, if a Beneficiary designation is irrevocable, that Beneficiary must consent in writing to any change. A new Beneficiary designation revokes any prior designation and is effective when signed by the Owner. We are not responsible for the validity of any Beneficiary designation nor for any actions we may take prior to receiving and recording a Beneficiary change.

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			PURCHASE PAYMENT PROVISIONS
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PURCHASE PAYMENTS	During the Accumulation Phase, you may make additional
			Purchase Payments. You may change the amount and frequency of Purchase Payments. The minimum dollar amounts are shown on the contract data page. If you stop making Purchase Payments, all benefits under this Contract continue until the contract value is completely withdrawn.

			Purchase Payments must be in lawful currency of the United States and submitted to our Home Office at [777 108th Avenue NE Suite 1200, Bellevue, WA 98004-5135], or [P.O. Box 3882, Seattle, WA 98124-3882], or
			in a manner agreed to by Symetra.

			We reserve the right to refuse any Purchase Payment. If we do not accept a Purchase Payment, we will return it within five business days.

ALLOCATION OF 		Your initial Purchase Payment will be allocated according
PURCHASE PAYMENTS	to your instructions on your application.  Unless you
			tell us otherwise, subsequent Purchase Payments will be allocated in the same proportion as your most recent
			Purchase Payment (unless that was a Purchase Payment you directed us to allocate on a one-time-only basis).

			Once we receive your Purchase Payment, the allocation to the Portfolios is effective and valued as of the next close of the New York Stock Exchange (NYSE). If for any reason the NYSE is closed when we receive your Purchase Payment, it will be valued as of the close of the NYSE on its next regular business day.

			When we are required to guarantee a return of Purchase Payments during the Right to Examine period, we reserve the right to initially apply amounts to the [Fidelity VIP Money Market Portfolio - Service Class 2] as shown on the cover page of this Contract. These amounts will then be allocated in the manner you selected, unless you have canceled the Contract.

ACCUMULATION 		When you make Purchase Payments or transfers into a
UNITS			Portfolio, we credit your Contract with Accumulation
			Units. Similarly, when you request a withdrawal or a transfer of money from a Portfolio, Accumulation Units are liquidated. In either case, the increase or decrease in the number of your Accumulation Units is determined by taking the dollar amount of the Purchase
			Payment, transfer, or withdrawal and dividing it by the value of an Accumulation Unit on the date the transaction occurs.

			We calculate the value of an Accumulation Unit for each Portfolio after the NYSE closes each day. To determine the current Accumulation Unit value, we take the prior day's Accumulation Unit value and multiply it by the Net Investment Factor for the current day.

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			The Net Investment Factor is used to measure the daily
			change in Accumulation Unit value for each Portfolio. The Net Investment Factor equals:

			-	the net asset value per share of a Portfolio
				at the end of the current day plus the per share amount of any dividend or income distributions made by the Portfolio that day; divided by

			-	the net asset value per share of a Portfolio
				at the end of the prior day plus the per share amount of any dividend or income distributions made by the Portfolio that day; minus

			-	the daily insurance charges, expressed as a
				percentage of the total net assets of the Portfolio.

			The value of an Accumulation Unit will usually go up
			or down from day to day.
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				INVESTMENT OPTIONS
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PORTFOLIOS		You may allocate money to the Portfolios shown on
			the contract data page. We reserve the right to add, combine, restrict, or remove any Portfolio as an investment option of this Contract. Portfolios have different investment objectives. The investment performance of a Portfolio may be positive or negative.

Substitution 		If any shares of the Portfolios are no longer available,
of Shares		or if in our view no longer meet the purpose of the
			Contract, it may be necessary to substitute shares of another Portfolio. We will seek prior approval of the Securities and Exchange Commission (SEC) to the extent required by law and give you notice before doing this.

CONTRACT VALUE		Your contract value is the sum of the values in the
			Portfolios attributable to your Contract.  We
			calculate this by:

			-	adding all the Purchase Payments you invested;

			-	subtracting the charges which have been
				deducted;

			-	subtracting the withdrawals you have made;

			-	adjusting for each Portfolio's gain or loss;

			-	subtracting the amounts withdrawn for an
				annuity option; and

			-	subtracting the amounts withdrawn to pay the
				death benefit.

TRANSFERS		During the Accumulation Phase, you can transfer money
			among the Portfolios. The minimum amounts that can be transferred are shown on the contract data page.
			In each Contract Year a specified number of transfers are free of charge. Each additional transfer in a Contract Year may have a transfer charge. The number of free transfers and the transfer charge are shown on the contract data page.

			We reserve the right to modify, suspend, or terminate transfer privileges at any time.

  Limits on 		We may restrict or eliminate the right to make transfers
  Excessive Transfers	among Portfolios if such rights are executed by you, a
			market timing firm, or other third party authorized to initiate transfers or exchange transactions on your behalf. For example, we reserve the right to reject any transfer request if, in our judgment, you are engaging in a pattern of transfer that may disadvantage other contract owners or would cause a Portfolio to be unable to invest effectively in accordance with its investment objectives and policies or would otherwise be potentially adversely affected. In addition, if we or any affected Portfolio believes you are engaging in activity as described above or similar activity which will potentially hurt the rights or interests of other contract owners, we have the right to restrict the number of transfers you make.

			We will continue to monitor the transfer activity occurring among the Portfolios and may modify these transfer restrictions at any time if we deem it necessary to protect the interest of all contract owners. These modifications may include curtailing or eliminating, without notice, certain methods such as the use of the telephone to request transfers. Portfolios offered in this Contract may have their own market timing policies and procedures and impose redemption fees for short-term investments in their Portfolios. We have the right to deduct those redemption fees from your contract value.

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					CHARGES
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The following charges apply to your Contract:

INSURANCE CHARGES	Each day we make deductions for our insurance charges.
		        We do this as part of our calculation of the value of Accumulation Units and Annuity Units. The insurance charges are as follows:

  Mortality and 	The mortality and expense risk charge is equal, on an
  Expense Risk Charge	annual basis, to a percentage of the average daily net
			assets of each Portfolio. The percentage is shown on the contract data page.

  Asset-Related  	The asset-related administration charge is equal, on
  Administration	an annual basis, to a percentage of the average daily
  Charge		net assets of each Portfolio.  The percentages are shown
			on the contract data page.

			The asset-related administration charge is determined at the start of each Contract Year. The contract value at the start of a Contract Year determines the applicable asset-related administration charge. The asset-related administration charge applies for the current Contract Year. The applicable charge may go up or down based on market conditions, deposits, withdrawals, and surrenders. It may be different for each Contract and each Contract Year.

Family Discount		Contracts with an application date within 30 calendar
			days of each other and owned by spouses or domestic partners with the same mailing address are eligible for a family discount and will be considered a household group. Under the family discount, the contract values are combined to determine the applicable asset-related administration charge as outlined on the contract data page. Only Contracts for this product may be combined. You are required to notify us at time of purchase if your Contract is eligible for the family discount and Purchase Payments must be received by us within 120 calendar days of the application dates.


			If either spouse or domestic partner elects to separate from the household group, the contract values will no longer be combined for the purpose of reducing the applicable asset-related administration charge once we are notified of this change. Any reduction in the asset-related administration charge will no longer apply effective on the date we are notified of this change.

			When the first Contract is issued to a member of a household group, the asset-related administration charge will be based on the initial Purchase Payment received. Any reduction to the asset-related administration charge due to the second Contract will be effective on the date the initial Purchase Payment for the second Contract is received. The reduction in the asset-related administration charge due to the second Contract will be effective for the first Contract on the date the second Contract is funded.

ANNUAL 			The annual administration maintenance charge, shown on
ADMINISTRATION		the contract data page, will be deducted from your
MAINTENANCE CHARGE	Contract on the last day of each Contract Year and if
			you withdraw the entire contract value. The Portfolio from which this charge is deducted is determined by the hierarchical order of the Portfolios shown on the contract data page.

			We will not deduct this charge if your contract value is at least equal to the amount shown on the contract data page when the deduction is to be made. During the Income Phase, we will not deduct this charge.


SURRENDER CHARGE	A surrender charge may be applied to any withdrawal
			from the Contract. The surrender charge is a percentage of the amount withdrawn. The surrender charge is based on the length of time each Purchase
			Payment has been in your Contract according to the schedule shown on the contract data page. We treat
			Purchase Payments as being withdrawn on a first in, first out basis. For purposes of applying the surrender charge, all withdrawals are assumed to come from Purchase
			Payments first.

			You can withdraw 10% of your contract value each Contract Year without a surrender charge. The determination of whether more than 10% of the contract value has been withdrawn is made at the time of surrender. If you take more than one withdrawal in a Contract Year, the previous withdrawals in the Contract Year are added to the current contract value to determine whether more than 10% of the contract value has been withdrawn in that Contract Year.


			Surrender charges will not be assessed on the following:

			-	withdrawals, if the total amount withdrawn
				during the Contract Year does not exceed 10% of the contract value;

			-	withdrawals taken for payment of the annual
				administration maintenance charge, withdrawal charges, transfer charges, or premium taxes;

			-	repetitive withdrawals, if the withdrawals are
				equal or substantially equal and are expected to deplete the contract value over your life expectancy or the joint life expectancy of you and your Beneficiary;

			-	annuity payments; and

			-	withdrawals taken on account of your death.

WAIVER OF		Surrender charges will also not be assessed on the
SURRENDER		following:
CHARGES UPON
CONFINEMENT:		-	withdrawals taken after you have been confined
PROVISIONS AND			to a hospital or nursing home for 30 consecutive
RESTRICTIONS			days if the withdrawal is taken:

			-	during confinement; or

			-	within 60 days after confinement ends.

			If you are confined to a hospital or nursing home on the contract date, you are not eligible for this waiver of surrender charges until after the first Contract Year.

			We may require proof of confinement. Proof of confinement may include a billing statement from the hospital or nursing home showing the dates of confinement and service or a certification of confinement signed by your attending physician.

			Hospital is defined in one of two ways:

			(1)	a lawfully operated institution that is
			licensed as a hospital by the Joint Commission of Accreditation of Hospitals; or

			(2)	a lawfully operated institution that
			provides in-patient treatment under the direction of a staff of physicians and has 24-hour per day nursing services.

			Nursing home is defined as a facility operated pursuant to state law that provides convalescent or chronic care for in-patients who, by reason of illness or infirmity, are unable to properly care for themselves.

			A physician (doctor) is a person licensed in the United States to practice the healing arts acting within the scope of his or her license in treating an injury or illness. It does not include the Owner, the Annuitant, or a member of the Owner'(s) or Annuitant'(s) family.



WITHDRAWAL CHARGE	The withdrawal charge, shown on the contract data page,
			is deducted for each withdrawal after the first withdrawal in a Contract Year. This charge will be deducted from your remaining contract value, unless you tell us otherwise.

			We will not deduct this charge for annuity payments, repetitive withdrawals using electronic funds transfer
			(EFT), or if the entire contract value is withdrawn.

TRANSFER CHARGE		The transfer charge is deducted from your Contract for
			each transfer in excess of the number of free transfers allowed in a Contract Year. The transfer charge and the number of free transfers are shown on the contract data page.

			Scheduled transfers authorized by us as part of an investment strategy such as dollar cost averaging, appreciation sweep, Portfolio rebalancing, or asset allocation programs do not count against your free transfers.

PREMIUM TAXES		The contract data page shows whether or not premium tax
			is charged in your state as of the contract date.

INCOME OR OTHER TAXES	Currently we do not pay income or other taxes on
			earnings attributable to your Contract.  However, if
			we ever incur such taxes, we reserve the right to
			deduct them from your Contract.
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				WITHDRAWAL PROVISIONS
------------------------------------------------------------------------------

WITHDRAWALS		During the Accumulation Phase, you may withdraw part or
			all of your contract value. The minimum amount that can be withdrawn is shown on the contract data page.

			To take withdrawals, you must send a written request to our Home Office. Unless you tell us differently, partial withdrawals will be made pro rata from each Portfolio. Once we receive your request, withdrawals from the Portfolios will be effective as of the next close of the NYSE.

			A withdrawal may have a surrender charge, a withdrawal charge, and, if you withdraw the entire contract value, an annual administration maintenance charge.

  Repetitive 		You may request repetitive withdrawals of a
  Withdrawals		predetermined amount on a monthly, quarterly, or annual
			basis by completing the appropriate form.

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			ANNUITY PAYMENT PROVISIONS
------------------------------------------------------------------------------

ANNUITY OPTIONS		The Income Phase will start no later than the maximum
			annuitization age shown on the contract data page, or an earlier date if required by law. During the Income
			Phase, the payee (you or someone you choose) receives regular annuity payments beginning on the Annuity Date.

			To start the Income Phase, you must notify us in writing at least 30 days prior to the date that you want annuity payments to begin. You may choose annuity payments under an annuity option described in this Contract or another annuity option that you want and that we agree to provide. You cannot start the Income Phase until the Contract has been in effect for at least one year .If the amount applied to an annuity option is less than $2,000, we may make payment in a lump sum where permitted by state law. We reserve the right to change the payment frequency if payment amounts would be less than $250.

			Switching to the Income Phase is irrevocable. Once you begin receiving annuity payments, you cannot switch back to the Accumulation Phase. You cannot add Purchase Payments, change or add an Annuitant, change the annuity option, or change between fixed and
			variable annuity payments.   When the Contract
			switches to the Income Phase, the guaranteed minimum death benefit will no longer be applicable.

  Life Annuity		The payee receives monthly annuity payments as long as
			the Annuitant is living. Annuity payments stop when the Annuitant dies.

  Life Annuity with 	The payee receives monthly annuity payments for the
  Guaranteed Period	longer of the Annuitant's life or a guaranteed period of
			five or more years as selected by you and agreed to by us.
			If the Annuitant dies before all guaranteed payments have been made, the rest will be made to the payee designated by the Owner. Annuity payments stop the later of the date the Annuitant dies or the date the last guaranteed payment is made.

			As an alternative to monthly payments, the Owner may elect to have the present value of the guaranteed variable annuity payments remaining as of the date the notice of death is received by us commuted at the assumed investment return of 4% and paid in a single payment.

Joint and 		The payee receives monthly annuity payments as long as
Survivor Life 		the Annuitant is living.  After the Annuitant dies, the
Annuity			payee receives a specified percentage of each annuity
			payment as long as the joint Annuitant is living. You name the joint Annuitant and payment percentage at the time you elect this option. Annuity payments stop the later of the date the Annuitant dies or the date the joint Annuitant dies.

Automatic Option	If you do not choose an annuity option at least 30
			days before the latest Annuity Date allowed under this Contract, we will make variable annuity payments under the Life Annuity with Guaranteed Period annuity option. The guaranteed period will be equal to 10 years.

ANNUITY PAYMENTS	You can choose whether annuity payments will be made
			on a fixed basis, variable basis, or both. After the Annuity Date, you may not switch between fixed annuity payments and variable annuity payments.

  Fixed Annuity  	The dollar amount of each fixed annuity payment will
  Payments		stay the same. Annuity payments will be determined by
			applying the contract value that you want to use to purchase fixed annuity payments to the Fixed Annuity
			Purchase Rate Table of this Contract, or the current rates at that time if more favorable to you. If premium taxes are required by state law, these taxes will be deducted before the annuity payments are calculated.

  Variable Annuity 	The dollar amount of each variable annuity payment will
  Payments		vary depending on the investment performance of the
			Portfolios that you selected. Unless we receive different instructions, variable annuity payments will be based on the investment allocations in place on the Annuity Date. Variable annuity payments will be determined as described below.

			First Variable Annuity Payment: The dollar amount of the first variable annuity payment is the sum of the payments from each Portfolio determined by applying the contract value used to purchase variable annuity payments, as of the 15th day of the preceding month, to the Variable Annuity Purchase Rate Table of this Contract. If the NYSE is not open on that date, the calculation will be made on the next day that the NYSE is open. If premium taxes are required by state law, these taxes will be deducted before the annuity payment is calculated.

			Subsequent Variable Annuity Payments: The dollar amount of each subsequent variable annuity payment is the sum of the payments from each Portfolio, which are determined by multiplying the number of Annuity Units credited for that Portfolio by the Annuity
			Unit value of that Portfolio as of the 15th of the month preceding the annuity payment. If the NYSE is not open on that date, the calculation will be made on the next day that the NYSE is open.

			  Number of Variable Annuity Units: The number of Annuity Units credited for each Portfolio is the amount of the first annuity payment attributable to that Portfolio divided by the value of the applicable Annuity Unit for that Portfolio as of the 15th day of the month preceding the Annuity Date. The number of Annuity Units used to calculate the variable annuity payment each month remains constant unless you change Portfolio elections.

			  Value of Variable Annuity Units: The value of an Annuity Unit will usually increase or decrease from one month to the next. For each month after the first month, the value of an Annuity Unit of a particular Portfolio is:

			  -	the value of that Annuity Unit as of the
				15th day of the preceding month (or the next day that the NYSE is open);

			  -	multiplied by the Net Investment Factors for
				that Portfolio; and

			  -	divided by the Assumed Investment Factor
				for the period.

		  	  The Net Investment Factor is a number that represents the change in the Accumulation Unit value of a Portfolio on successive days when the NYSE is open. The Net Investment Factor for any Portfolio for any valuation day is determined by dividing the current Accumulation Unit value by the prior day's Accumulation Unit value. The Net Investment Factor will likely be different than the Assumed
			  Investment Factor, and therefore the Annuity Unit value will usually increase or decrease.

			  The Assumed Investment Factor for a one-day valuation period is 1.00010746. This factor neutralizes the assumed investment return of 4% in the Variable Annuity Purchase Rate Table.

			We guarantee that the dollar amount of each variable annuity payment made after the first payment will not be adversely affected by variations in actual mortality experience or actual expenses incurred in excess of the expense deductions provided for in the Contract.

  Changing 		If you have selected variable annuity payments, after
  Portfolio Elections 	the Annuity Date you may request to change Portfolio
  after the		elections once a month Changes will affect the number
  Annuity Date		of units used to calculate annuity payments.

------------------------------------------------------------------------------
			DEATH BENEFIT PROVISIONS
------------------------------------------------------------------------------

DEATH OF ANNUITANT	If the Annuitant is not an Owner and the Annuitant
Prior to the 		dies before the Annuity Date, you must designate a new
Annuity Date		Annuitant.  If no designation is made within 30 days
			after we are notified of the Annuitant's death, you will become the Annuitant.

			If this Contract is owned by a non-natural person (for example, a corporation or trust), the death of the Annuitant will be treated as the death of the Owner. In this case, all references to "Owner" and "joint Owner" in these provisions are replaced by "Annuitant" and "joint Annuitant".

DEATH OF OWNER		If any Owner dies before the Annuity Date, we will pay
Prior to the		a death benefit to the:
Annuity Date		-	surviving Owner; or if none, then

			-	surviving primary Beneficiary(ies); or if
				none, then

			-	surviving contingent Beneficiary(ies); or if
				none, then

			-	the estate of the last Owner to die.

			If the death benefit is payable to the Owner's spouse, the spouse will have the option to continue the Contract and will then be the Owner of the Contract.

  Guaranteed		The guaranteed minimum death benefit is initially
  Minimum Death		equal to the first Purchase Payment.  It is immediately
  Payment		increased by additional Purchase Payments and
			proportionately reduced for withdrawals. After such withdrawals, the guaranteed minimum death benefit will be recalculated by multiplying the prior guaranteed minimum death benefit by the ratio of the contract value after the withdrawal to the contract value before the withdrawal.


Calculation 		If the Owner or older joint Owner is under age 75 at
of Death Benefit	the time of death, the death benefit on the calculation
			date is the sum of:

			(1)	the contract value; plus

			(2)	any excess of the guaranteed minimum death
				benefit over the contract value.


			If the Owner is age 75 or older at the time of death, the death benefit is the contract value.

			The guaranteed minimum death benefit is always calculated on the life of the oldest original Owner, as shown on the original application for this Contract. The amount payable on the death of any Owner other than the oldest original Owner will be the current contract value. If the oldest original Owner ceases to be an Owner of the Contract, the guaranteed minimum death benefit will be terminated.

			When determining (1) and (2) above, the calculations are based on the earlier of:

			-	the date we receive proof of death and the first
				election of how to take the death benefit payment; or

			-	six months from the date of death.

			If we receive due proof of death and the first death benefit payment election within 6 months of the date of death: If the guaranteed minimum death benefit exceeds the contract value, we will add the difference to the contract value on the date we receive the required information so that the contract value will equal the guaranteed minimum death benefit. This additional amount will be allocated to the Portfolios in the same proportion that Purchase Payments were last allocated. Thereafter, the contract value will be subject to investment performance and applicable charges until the date the death benefit is paid.


			If we receive due proof of death and the first death benefit payment election more than 6 months after the date of death: If the guaranteed minimum death benefit exceeds the contract value on the 6-month anniversary of the date of death, we will credit the difference with interest at the currently offered money market Portfolio
			rate from the	6-month anniversary until the date we
			receive the required information. At that time we will allocate this additional amount, with the credited interest, to the Portfolios in the same proportion that Purchase Payments were last allocated. Thereafter, the contract value will be subject to investment performance and applicable contract charges until the date payment is made.


  Limitation on 	At most, one guaranteed minimum death benefit will be
  Death Benefit		paid during the life of the Contract.  In addition,
			the maximum amount that we will add to the contract value is limited to $1 million. This limitation applies to any amount added to the contract value so that the contract value equals the guaranteed minimum death benefit.

  Payment of 		To pay the death benefit, we need proof of death
  Death Benefit		acceptable to us, such as a certified copy of a death
			certificate, plus written direction regarding how to pay the death benefit payment. If the death benefit is payable to an Owner's estate, we will pay it in a single payment.

			Upon receiving due proof of death we will credit interest at the rate required by law.

			The death benefit may be paid as:

			-	a lump sum payment or series of withdrawals
				that are completed within five years from the date of death; or

			-	annuity payments made over life or life
				expectancy. To receive annuity payments, this election must be made within 60 days from our receipt of proof of death. Annuity payments must begin within one year from the date of death. Once annuity payments begin, they cannot be changed.

			If a person entitled to receive a death benefit dies before the death benefit is distributed, we will pay the death benefit to that person's named beneficiary or, if none, to that person's estate.

DEATH OF 		If the Annuitant is not the Owner and dies after the
ANNUITANT		Annuity Date, then we will continue paying any
On or after		remaining annuity payments to the payee designated
the Annuity		by the Owner.
Date


DEATH OF OWNER		If the Owner dies after the Annuity Date, any amounts
On or after		paid will depend on the annuity option then in effect.
the Annuity		The right to change the payee for remaining annuity
Date			payments is determined as follows:

			-	the surviving Owner; or if none, then

			-	the surviving primary Beneficiary(ies); or if
				none, then

			-	the surviving contingent Beneficiary(ies); or if
				none, then

			-	the estate of the last Owner to die.

------------------------------------------------------------------------------
				GENERAL PROVISIONS
------------------------------------------------------------------------------

ACCOUNT STATEMENTS	At least once each calendar year we will furnish you
			with a statement with a date not more than four months prior to the mailing date showing your contract value or, if applicable and required by law, your Annuity
			Units and the Annuity Unit values.

ASSIGNMENT OF BENEFITS	You may assign your rights under this Contract unless
			restricted by applicable law. If this Contract is assigned, we will treat it as a change of ownership and all rights will be transferred. The new Owner must not have been older than the maximum issue age on the contract date. We are not bound by any assignment unless it is in writing. We are not responsible for the validity of any assignment. Assignments are effective on the date the notice of assignment is signed by the Owner, subject to all payments made and actions taken by us before a signed copy of the assignment form is received by us at our Home Office.

COMMUNICATIONS		All written communications to you will be addressed
			to you at your last known address on file with Symetra.

			All written communications to Symetra must be addressed to Symetra at its Home Office at 777 108th Avenue NE Suite 1200, Bellevue, Washington 98004-5135 or P.O.
			Box 3882, Seattle, Washington 98124-3882.

ESSENTIAL DATA		You and each person entitled to receive benefits under
			this Contract must provide us with any information we need to administer this Contract. We are entitled to rely exclusively on the completeness and accuracy of data furnished by you, and we will not be liable with respect to any omission or inaccuracy.

EVIDENCE OF SURVIVAL	When any payments under this Contract depend upon any
			person being alive on a given date, we may require satisfactory proof that the person is living before making such payments.

INCONTESTABILITY	This Contract and any rider(s) or endorsement(s)
			presently attached to this Contract are incontestable as to the material facts of the application for the Contract and to the representations of the Owner after such Contract has been in force during the lifetime of the Owner for two years from its date of issue. If any rider or endorsement subsequently attached to this Contract provides supplemental benefits that the Owner applied for after the Contract was issued, such rider or endorsement is incontestable as to the material facts of the application for the supplemental benefit and to the representations of the Owner after such rider or endorsement has been in force during the lifetime of the Owner for two years from its date of issue.


JURISDICTION		In the event of a dispute, the laws of the
			jurisdiction in which the Contract is delivered will apply.

MISSTATEMENT OF 	We may require satisfactory proof of correct age or sex
AGE OR SEX		at any time.

			-	If annuity payments are based on life or life
				expectancy and the age or sex of any Annuitant has been misstated, annuity payments will be based on the corrected information. Underpayments will be made up in a lump sum with the next scheduled payment. Overpayments will be deducted from future payments until the total is repaid. We will not credit interest on underpayments or charge interest on overpayments.

			-	If the age of any Annuitant or Owner has been
				misstated, the amount of any death benefit payable will be determined based on the correct age of the Annuitant or Owner.

NONPARTICIPATION	This Contract is nonparticipating, which means it will
			not share in any distribution of profits, losses, or surplus of Symetra.

SEPARATE ACCOUNT	The Separate Account holds the assets that underlie
			the contract values invested in the Portfolios. The assets in the Separate Account are the property of Symetra. However, assets in the Separate Account that are attributable to Contracts are not chargeable with liabilities arising out of any other business we may conduct. Income, gains and losses (realized and unrealized), resulting from assets in the Separate
			Account are credited to or charged against the Separate Account without regard to other income, gains or losses of Symetra.

STATE REQUIRED BENEFITS	The benefits of this Contract will not be less than
			the minimum benefits required by any statute of any state in which this Contract is delivered.

SUSPENSION OF ANNUITY 	We may be required to suspend or postpone payment of
PAYMENTS, WITHDRAWALS, 	annuity payments, withdrawals, or transfers from the
OR TRANSFERS		Portfolios for any period of time when:

			-	the NYSE is closed (other than customary
				weekend or holiday closings);

			-	trading on the NYSE is restricted;

			-	an SEC declared emergency exists such that
				disposal of or determination of the value of
				the Portfolio shares is not reasonably practicable;
				or

			-	the SEC, by order, so permits for your protection.

TERMINATION OF CONTRACT	This Contract will terminate when Symetra has completed
			all of its duties and obligations under the Contract.

THE CONTRACT 	The Contract, contract data page, and contract application, as
		may be amended, and any endorsements are the entire Contract.
		Only an authorized officer of Symetra may change this Contract.
		Any change must be in writing. Symetra reserves the right to change the provisions of this Contract to conform to any applicable law, regulation, or ruling issued by a government agency.

VOTING RIGHTS	Symetra is the legal owner of the Portfolios' shares.  However,
		when a Portfolio solicits proxies in connection with a shareholder vote, we are required to ask you for instructions as to how to vote those shares. All shares are voted in the same proportion as the instructions we received. Should we determine that we are no longer required to comply with the above, we will vote the shares in our own right. In addition, we may disregard shareholder voting instructions:

		-    	if required by regulatory officials if such instructions
			would require us to vote the shares so as to cause a change in sub-classification or investment objectives of one or more of the Portfolios, or to approve or disapprove an investment advisory agreement;

		-     	if such instructions would require changes in the
		     	investment objective or investment advisor of a Portfolio or be inconsistent with the investment objectives of a Portfolio;

		-    	vary from the general quality and nature of investments
			and investment techniques used by other Portfolios with similar investment objectives and underlying other variable contracts offered by Symetra Life or of an affiliated insurance company; or

		-       violate state or federal law.

		If we disregard voting instructions, we will notify contract owners of our actions and of our reasons for doing so in our next semi-annual report.

------------------------------------------------------------------------------
			ANNUITY PURCHASE RATE TABLES
------------------------------------------------------------------------------

		   VARIABLE ANNUITY PURCHASE RATE TABLE

MORTALITY TABLE USED: The rates in the Variable Annuity Purchase Rate Table are based upon the Annuity 2000 Mortality Table projected using a generational approach with an initial projection of 20 years. An age setback of 1 year will be used if the annuity payments begin in the year 2013-2022, 2 years if the annuity payments begin in the year 2023-2032, and an additional 1-year setback for each additional 10 years.
The assumed investment return in the table is 4.00%.

Age is to be taken for the exact number of years and completed months. Values for fractional ages are obtained by simple interpolation. Consideration for ages or combination of lives not shown will be furnished by Symetra upon request.

  Consideration Required to Purchase $1 of Monthly Variable Annuity*

	Life Annuity	 Life Annuity	  Life Annuity	    Joint & Survivor**
      No Period Certain  5 Years Certain  10 Years Certain  Life	5 Years Certain
Age	Male	Female	 Male	Female	  Male	Female	    Annuity	and Life
60	$197.53	$212.16	 $198.19$212.54	  $200.20 $213.72   $230.94	$230.94
61	193.64	208.52	  194.37 208.94   196.57   210.24    227.76	227.76
62	189.65	204.77	  190.44 205.23	  192.88   206.66    224.45	224.46
63	185.55	200.90	  186.42 201.42	  189.13   202.98    221.03	221.04
64	181.35	196.93	  182.31 197.50	  185.33   199.22    217.48	217.50
65	177.06	192.84	  178.12 193.47	  181.50   195.37    213.81	213.83
66	172.68	188.65	  173.87 189.33	  177.63   191.43    210.02	210.04
67	168.23	184.34	  169.56 185.09	  173.76   187.42    206.09	206.12
68	163.72	179.91	  165.22 180.74	  169.88   183.34    202.05	202.08
69	159.18	175.37	  160.85 176.29	  166.01   179.20    197.88	197.92
70	154.60	170.71	  156.48 171.73	  162.17   175.01    193.59	193.64
71	150.02	165.94	  152.11 167.08	  158.37   170.78    189.18	189.24
72	145.44	161.07	  147.76 162.36   154.62   166.52    184.66	184.74
73	140.86	156.11	  143.42 157.57	  150.93   162.26    180.03	180.13
74	136.27	151.08	  139.09 152.73	  147.30   158.01    175.30	175.43
75	131.68	145.99	  134.77 147.87	  143.74   153.79    170.48	170.63
76	127.09	140.88	  130.49 143.00	  140.26   149.63    165.58	165.76
77	122.51	135.74	  126.25 138.13	  136.87   145.54    160.59	160.83
78	117.95	130.59	  122.05 133.29	  133.58   141.54    155.55	155.83
79	113.42	125.44	  117.92 128.46	  130.42   137.65    150.44	150.79
80	108.93	120.28	  113.85 123.67	  127.38   133.89    145.29	145.72
81	104.49	115.13	  109.87 118.94	  124.48   130.28    140.10	140.62
82	100.10	110.01	  105.98 114.28	  121.74   126.86    134.89	135.53
83	95.78	104.94	  102.19 109.72	  119.16   123.63    129.67	130.45
84	91.53	99.92	  98.50	 105.28	  116.75   120.62    124.46	125.41
85	87.36	94.99	  94.94	 100.98	  114.50   117.82    119.27	120.42
86	83.26	90.15	  91.50	  96.85	  112.41   115.23    114.12	115.52
87	79.24	85.43	  88.21	  92.92	  110.47   112.85    109.02	110.72
88	75.30	80.83	  85.06	  89.19	  108.68   110.66    103.99	106.04
89	71.50	76.43	  82.09   85.70	  107.04   108.66     99.07	101.53
90	67.84	72.24	  79.28	  82.44	  105.56   106.88     94.29	97.19
*	The consideration shown refers to the net value of the Portfolios used to purchase a variable annuity after premium taxes or other applicable
	charges are deducted.  For example, if the Annuitant is a 65-year old
	male, a Life Annuity initially equivalent to a monthly income of
	$1,000 will cost $177,060.  However, because this is a variable annuity,
	the dollar amount of this monthly income is not guaranteed and may
	increase or decrease.
**	Annuitant and joint Annuitant are assumed to be the same age. The rate
	table for the Joint & Survivor is calculated based on 100% of annuity
	payments to the surviving Annuitant.

			FIXED ANNUITY PURCHASE RATE TABLE

MORTALITY TABLE USED: The rates in the Fixed Annuity Purchase Rate Table are based upon the Annuity 2000 Mortality Table projected using a generational approach with an initial projection of 20 years. The effective interest rate assumed in the table is 2.00%.

Age is to be taken for the exact number of years and completed months.
Values for fractional ages are obtained by simple interpolation. Consideration for ages or combination of lives not shown will be furnished by Symetra upon request.

	Consideration Required to Purchase $1 of Monthly Fixed Annuity*

	Life Annuity	Life Annuity	Life Annuity	Joint & Survivor**
	No Period 	5 Years Certain	10 Years Certain	5 Years
	Certain					         Life	 Certain
Age	Male	Female	Male	Female	Male	Female	Annuity	and Life
60	$255.94	$279.92	$256.65	$280.33	$258.98	$281.70	$311.12	$311.13
61	 249.36	 273.38	 250.13	 273.83	 252.70	 275.34	 304.87	 304.88
62	 242.72	 266.76	 243.56	 267.26	 246.40	 268.91	 298.51	 298.52
63	 236.01	 260.05	 236.93	 260.60	 240.09	 262.42	 292.04	 292.05
64	 229.25	 253.27	 230.27	 253.88	 233.78	 255.88	 285.46	 285.48
65	 222.44	 246.42	 223.57	 247.09	 227.50	 249.29	 278.79	 278.81
66	 215.61	 239.50	 216.87	 240.23	 221.25	 242.67	 272.02	 272.04
67	 208.76	 232.51	 210.18	 233.31	 215.06	 236.02	 265.15	 265.18
68	 201.92	 225.45	 203.52	 226.33	 208.93	 229.36	 258.20	 258.23
69	 195.12  218.32	 196.91	 219.30	 202.90	 222.69	 251.16	 251.21
70	 188.37	 211.14	 190.37	 212.22	 196.98	 216.04	 244.06	 244.11
71	 181.68	 203.90	 183.91	 205.12	 191.19	 209.41	 236.88	 236.95
72	 175.07	 196.62	 177.54	 198.00	 185.53	 202.84	 229.66	 222.49
74	 162.10	 182.04	 165.10	 183.81  174.64	 189.94	 215.08	 215.21
75	 155.71	 174.78	 159.01	 176.79	 169.43	 183.67	 207.75	 207.91
76	 149.41	 167.58	 153.04	 169.85	 164.39	 177.55	 200.41	 200.61
77	 143.20	 160.44	 147.18  163.00	 159.52	 171.61  193.08	 193.33
78	 137.08	 153.39	 141.45	 156.26	 154.85	 165.86	 185.77	 186.08
79	 131.07	 146.41	 135.87	 149.64	 150.39	 160.32	 178.49	 178.87
80	 125.19	 139.52	 130.43  143.14	 146.14	 155.02	 171.25	 171.71
81	 119.42	 132.74	 125.16  136.80	 142.13	 149.99	 164.06	 164.63
82	 113.80	 126.08	 120.06	 130.63  138.35	 145.25	 156.95	 157.64
83	 108.31	 119.55	 115.13	 124.65	 134.83	 140.82	 149.93	 150.77
84	 102.96	 113.18	 110.38	 118.89	 131.56	 136.71	 143.01	 144.03
85	  97.76	 106.98	 105.83	 113.37	 128.54	 132.93	 136.21	 137.45
86	  92.70	 100.97	 101.48	 108.12	 125.74	 129.45	 129.54	 131.05
87	  87.79   95.16	  97.34	 103.14	 123.18	 126.28	 123.02	 124.85
88	  83.02   89.57	  93.42	  98.48	 120.82	 123.38	 116.67	 118.88
89	  78.46   84.26	  89.74	  94.14	 118.68	 120.77	 110.53	 113.17
90	  74.10	  79.24	  86.28	  90.11	 116.76	 118.46	 104.61	 107.73

*	The consideration shown refers to the net value used to purchase
	a fixed annuity after premium taxes or other applicable charges
	are deducted.  For example, if the Annuitant is a 65-year old
	male, a Life Annuity which provides a guaranteed monthly income of
	$1,000 will cost $222,440.

**	Annuitant and joint Annuitant are assumed to be the same age. The
	rate table for the Joint & Survivor is calculated based on 100%
	of annuity payments to the surviving Annuitant.

CONTRACT DATA PAGE

PRODUCT:	[Symetra Focus[registered trademark symbol] Variable Annuity]

OWNER:			[John Doe]		      JOINT OWNER:	[Jane Doe]
	Address:	[1234 Main St.]			Address:	[1234 Main St.]
			[Any City, ST 99999-9999]			[Any City, ST 99999-9999]
	Date of Birth:	[1/01/1970]			Date of Birth:	[2/01/1970]
	Age:		[35]	Sex:	[Male]		Age:		[35]	Sex:	[Female]

ANNUITANT:		[John Doe]	              JOINT ANNUITANT:	[Jane Doe]
	Address:	[1234 Main St.]			Address:	[1234 Main St.]
			[Any City, ST 99999-9999]			[Any City, ST 99999-9999]
	Date of Birth:	[1/01/1970]			Date of Birth:	[2/01/1970]
	Age:		[35]	Sex:	[Male]		Age:		[35]	Sex:	[Female]

CONTRACT NUMBER:					[LP12345678]

CONTRACT DATE:						[5/01/2005]

ANNUITY DATE:						Before [1/01/2066]

INITIAL PURCHASE PAYMENT:				[$50,000]

GUARANTEED MINIMUM DEATH BENEFIT
AGE EXTENSION RIDER:                                    [Yes or No]

DELIVERED IN THE STATE OF	[Any State]		AND GOVERNED BY ITS LAWS.

MAXIMUM ISSUE AGE:	[85].  The contract date must be prior to the Owner's and Annuitant's (including any Joint Owner's and Joint Annuitant's) [86th] birthday.

MAXIMUM ANNUITIZATION AGE:	[95].  Annuity payments must begin prior to the Annuitant's (including any Joint Annuitant's) [96th ] birthday.

MINIMUM INITIAL PURCHASE PAYMENT:	[$20,000]

MINIMUM SUBSEQUENT PURCHASE PAYMENT:	[$10,000]


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INSURANCE CHARGES:

	MORTALITY AND EXPENSE RISK CHARGE:	Equal on an annual basis to [0.95%] of the average daily
	net assets of each Portfolio.

	ASSET-RELATED ADMINISTRATION CHARGE: Equal on an annual basis of the average daily net assets of
	each Portfolio as follows:

	[0.40%] if Contract value is less than [$100,000]

	[0.30%] if Contract value is between [$100,000] and [$249,999.99]

	[0.20%] if Contract value is between [$250,000] and [$499,999.99]

	[0.10%] if Contract value is between [$500,000] and [$999,999.99]

	[0.00%] if Contract value equal or exceeds [$1,000,000]

	The Contract value at the start of the current Contract Year will determine the asset-related
	administration charge to be applied to the Contract for that Contract Year.

	ANNUAL ADMINISTRATION MAINTENANCE CHARGE:	$50 each Contract Year. The charge will not be
	deducted if the contract value is $50,000 or more when the charge is to be deducted.

	MINIMUM WITHDRAWAL: [$500]. You must withdraw the entire amount out of an investment option if, after
	a withdrawal, the remaining balance in the investment option would be less than [$500].  You must
	withdraw the entire contract value and your Contract will terminate if, after a withdrawal,
	the remaining contract value would be less than [$5,000].

	SURRENDER CHARGE SCHEDULE:

	Complete Years Elapsed Since 	Surrender Charge As A Percentage
	Receipt of Purchase Payment	of Purchase Payments
					Withdrawn
	---------------------------------------------------------------
		0				7%
		1				7%
		2				7%
		3				6%
		4				6%
		5				5%
		6				4%
		7 or more			0%
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WITHDRAWAL CHARGE:	[$25] for each withdrawal after the first withdrawal in a Contract Year.   We
will not charge for annuity payments, repetitive withdrawals through electronic funds transfer (EFT), or if the entire Contract value is withdrawn.

TRANSFERS:	The minimum amount you can transfer out of any investment option at one time is [$500], or the entire value of the investment option if less. You must transfer the entire amount of the investment option if, after a transfer, the remaining balance would be less than [$500].  The minimum amount you can transfer into any investment option is [$50].

TRANSFER CHARGE:	Each Contract Year, [12] transfers are free of charge.  For each transfer after the [12th ] transfer in a Contract Year, the transfer charge is [$10 or 2% of the amount transferred, whichever is less].

PREMIUM TAXES:	As of the contract date, premium taxes are not charged in your state.  However, if we ever incur such taxes, we reserve the right to make a deduction from your Contract for the payment of the premium taxes assessed in connection with your Contract.








SEPARATE ACCOUNT:	Symetra Separate Account C
ELIGIBLE INVESTMENTS:
[1.	Fidelity VIP Money Market Portfolio-Service Class 2]
[2.	Summit Lehman Aggregate Bond Index]
[3.	Summit  Balance Index Portfolio]
[4.	Dreyfus IP Stock Index Service Shares]
[5.	Summit S & P 500 Index Portfolio ]
[6.	Summit S & P MidCap 400]
[7.	Summit Russell 2000]
[8.	Summit NASDAQ - 100 Index]
[9.	Summit EAFE International Index Portfolio]



ANNUITY SERVICE OFFICE:
Home Office:				Mailing Address:		Telephone:	[800-SYMETRA]
Symetra Life Insurance Company		Symetra Life Insurance Company			[800-796-3872]
[Retirement Services]			[Retirement Services] 		Fax:		[425-376-5599]
[777 108th Avenue NE Suite 1200]	[P.O. Box 3882]
[Bellevue, WA  98004-5135]		[Seattle, WA  98124-3882]
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		INDIVIDUAL FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY
				NON-PARTICIPATING